Exhibit 99.1

Investor Contact:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development	Vice President - Communications
and Investor Relations	(630) 743-5039
(630) 743-5131	asakowicz@dovercorp.com
agaliuk@dovercorp.com

DOVER REPORTS FIRST QUARTER 2021 RESULTS; RAISES 2021 ANNUAL GUIDANCE

DOWNERS GROVE, Ill., April 20, 2021 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the first quarter ended March 31, 2021.

	Three Months Ended March 31,
($ in millions, except per share data)	2021	2020	% Change
U.S. GAAP
Revenue	$1,868	$1,656	13%
Net earnings [1]	233	176	32%
Diluted EPS	1.61	1.21	33%

Non-GAAP
Organic revenue change			9%
Adjusted net earnings [2]	263	203	29%
Adjusted diluted EPS	1.81	1.39	30%

1 Q1 2021 and 2020 net earnings include rightsizing and other costs of $3.1 million and $6.3 million, respectively. Q1 2020 also includes a $5.0 million non-cash after-tax gain on the sale of Chino.

2 Q1 2021 and 2020 adjusted net earnings exclude after tax acquisition-related amortization costs of $26.8 million and $25.7 million, respectively, and rightsizing and other costs of $3.1 million and $6.3 million, respectively. Q1 2020 also excludes a $5.0 million non-cash after-tax gain on the sale of Chino.

For the quarter ended March 31, 2021, Dover generated revenue of $1.9 billion, an increase of 13% (+9% organic) compared to the first quarter of the prior year. GAAP net earnings of $233 million increased 32%, and GAAP diluted EPS of $1.61 was up 33%. On an adjusted basis, net earnings of $263 million increased 29% and adjusted diluted EPS of $1.81 was up 30% versus the comparable quarter of the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Overall, we are off to an encouraging start with first quarter results that exceeded our forecasts. Our businesses capitalized on the improving demand conditions in their markets and delivered strong volume growth despite some notable supply chain disruptions during the quarter. Comparable operating margins increased in the quarter on volume leverage, favorable product mix, and continued progress on our center-led efficiency initiatives.

“Order trends were strong and improved throughout the quarter across the majority of our businesses. We saw particularly healthy new order activity in biopharma connectors and pumps, plastics & polymer processing, food retail, industrial pumps, refuse collection, and automotive-exposed markets. Several markets that are still recovering, such as foodservice equipment, digital printing and industrial winches have also been posting encouraging trends. As a result of strong orders, our backlog at the end of the first quarter was substantially higher than the backlog we carried into the quarter.

“As we look forward, our strong end market demand, bookings rates, and robust backlog give us confidence that market demand for our products will remain durable as we progress through the year. There are challenges to navigate going forward such as material cost inflation, supply chain bottlenecks, and labor availability, but our first quarter performance gives us grounds for optimism that we are up to the challenge. Furthermore, our balance sheet remains healthy and we have substantial capacity for inorganic capital deployment to continue enhancing our portfolio.

“On the back of a strong first quarter and the current trading environment, we are raising our full year revenue and EPS guidance.”

FULL YEAR 2021 GUIDANCE UPDATE:

Guidance for full year 2021 revenue growth was raised to 10% to 12%. EPS guidance for full year 2021 was raised to $5.92 to $6.02 ($6.75 to $6.85 on an adjusted basis).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its first quarter 2021 results and updated 2021 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, April 20, 2021. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s first quarter results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of approximately $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Fueling Solutions, Imaging & Identification, Pumps & Process Solutions and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FIRST QUARTER 2021

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$1,867,901	$1,655,939
Cost of goods and services	1,146,353	1,043,696
Gross profit	721,548	612,243
Selling, general, and administrative expenses	408,998	386,941
Operating earnings	312,550	225,302
Interest expense	26,823	27,268
Interest income	(680)	(1,183)
Gain on sale of a business	—	(6,551)
Other income, net	(2,843)	(7,732)
Earnings before provision for income taxes	289,250	213,500
Provision for income taxes	56,481	37,221
Net earnings	$232,769	$176,279

Net earnings per share:
Basic	$1.62	$1.22
Diluted	$1.61	$1.21
Weighted average shares outstanding:
Basic	143,765	144,259
Diluted	144,938	145,782

Dividends paid per common share	$0.495	$0.49

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2021	2020
	Q1	Q1	Q2	Q3	Q4	FY 2020
REVENUE
Engineered Products	$428,127	$408,160	$342,380	$386,562	$394,175	$1,531,277
Fueling Solutions	389,678	359,982	326,495	380,511	409,294	1,476,282
Imaging & Identification	284,328	256,765	227,977	265,690	287,746	1,038,178
Pumps & Process Solutions	394,377	319,536	309,095	347,875	347,497	1,324,003
Refrigeration & Food Equipment	372,077	311,913	293,527	368,395	342,255	1,316,090
Intra-segment eliminations	(686)	(417)	(299)	(777)	(577)	(2,070)
Total consolidated revenue	$1,867,901	$1,655,939	$1,499,175	$1,748,256	$1,780,390	$6,683,760

NET EARNINGS
Segment Earnings:
Engineered Products	$68,779	$69,094	$47,702	$64,890	$56,481	$238,167
Fueling Solutions	66,480	53,498	47,214	66,601	69,661	236,974
Imaging & Identification	56,992	51,482	38,046	51,928	52,017	193,473
Pumps & Process Solutions	123,645	66,079	67,702	89,786	81,709	305,276
Refrigeration & Food Equipment [1]	38,117	23,529	11,459	40,159	27,725	102,872
Total segment earnings (EBIT)	354,013	263,682	212,123	313,364	287,593	1,076,762
Corporate expense / other	38,620	24,097	27,311	35,603	39,651	126,662
Interest expense	26,823	27,268	28,711	27,724	28,234	111,937
Interest income	(680)	(1,183)	(728)	(960)	(700)	(3,571)
Earnings before provision for income taxes	289,250	213,500	156,829	250,997	220,408	841,734
Provision for income taxes	56,481	37,221	32,063	50,697	38,302	158,283
Net earnings	$232,769	$176,279	$124,766	$200,300	$182,106	$683,451

SEGMENT MARGIN
Engineered Products	16.1%	16.9%	13.9%	16.8%	14.3%	15.6%
Fueling Solutions	17.1%	14.9%	14.5%	17.5%	17.0%	16.1%
Imaging & Identification	20.0%	20.1%	16.7%	19.5%	18.1%	18.6%
Pumps & Process Solutions	31.4%	20.7%	21.9%	25.8%	23.5%	23.1%
Refrigeration & Food Equipment [1]	10.2%	7.5%	3.9%	10.9%	8.1%	7.8%
Total segment operating margin	19.0%	15.9%	14.1%	17.9%	16.2%	16.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$14,047	$10,122	$9,722	$10,717	$12,042	$42,603
Fueling Solutions	19,269	18,339	17,968	18,014	18,482	72,803
Imaging & Identification	9,593	8,769	9,224	9,809	10,576	38,378
Pumps & Process Solutions	16,926	18,336	17,572	17,206	19,077	72,191
Refrigeration & Food Equipment	12,096	11,548	11,421	12,081	11,491	46,541
Corporate	1,875	1,638	1,696	1,662	1,539	6,535
Total depreciation and amortization expense	$73,806	$68,752	$67,603	$69,489	$73,207	$279,051

1 Q1, Q2, Q3, and FY 2020 include a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain, respectively, on the sale of the Chino, California branch of The AMS Group ("AMS Chino"). Q2 and FY 2020 also include a $3,640 write-off of assets.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2021	2020
	Q1	Q1	Q2	Q3	Q4	FY 2020
Net earnings per share:
Basic	$1.62	$1.22	$0.87	$1.39	$1.27	$4.74
Diluted	$1.61	$1.21	$0.86	$1.38	$1.25	$4.70

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$232,769	$176,279	$124,766	$200,300	$182,106	$683,451

Weighted average shares outstanding:
Basic	143,765	144,259	143,955	144,032	143,954	144,050
Diluted	144,938	145,782	144,995	145,289	145,355	145,393

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2021	2020
	Q1	Q1	Q2	Q3	Q4	FY 2020
Adjusted net earnings:
Net earnings	$232,769	$176,279	$124,766	$200,300	$182,106	$683,451
Acquisition-related amortization, pre-tax [1]	35,516	34,062	34,101	35,325	35,027	138,515
Acquisition-related amortization, tax impact [2]	(8,720)	(8,411)	(8,451)	(8,810)	(8,695)	(34,367)
Rightsizing and other costs, pre-tax [3]	4,162	7,859	16,840	5,848	20,925	51,472
Rightsizing and other costs, tax impact [2]	(1,031)	(1,605)	(3,452)	(1,343)	(4,402)	(10,802)
(Gain) loss on disposition, pre-tax [4]	—	(6,551)	781	557	—	(5,213)
(Gain) loss on disposition, tax-impact [2]	—	1,592	(190)	(135)	—	1,267
Adjusted net earnings	$262,696	$203,225	$164,395	$231,742	$224,961	$824,323

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.61	$1.21	$0.86	$1.38	$1.25	$4.70
Acquisition-related amortization, pre-tax [1]	0.25	0.23	0.24	0.24	0.24	0.95
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)
Rightsizing and other costs, pre-tax [3]	0.03	0.05	0.12	0.04	0.14	0.35
Rightsizing and other costs, tax impact [2]	(0.01)	(0.01)	(0.02)	(0.01)	(0.03)	(0.07)
(Gain) loss on disposition, pre-tax [4]	—	(0.04)	—	—	—	(0.03)
(Gain) loss on disposition, tax-impact [2]	—	0.01	—	—	—	0.01
Adjusted diluted net earnings per share	$1.81	$1.39	$1.13	$1.60	$1.55	$5.67

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures, product line exits and other asset charges.
[4] Represents a (gain) loss on the disposition of AMS Chino within the Refrigeration & Food Equipment segment, including working capital adjustments.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2021	2020
	Q1	Q1	Q2	Q3	Q4	FY 2020
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA
Engineered Products:
Segment earnings (EBIT)	$68,779	$69,094	$47,702	$64,890	$56,481	$238,167
Rightsizing and other costs	4,019	361	4,169	2,375	4,625	11,530
Adjusted EBIT - Segment	72,798	69,455	51,871	67,265	61,106	249,697
Adjusted EBIT %	17.0%	17.0%	15.2%	17.4%	15.5%	16.3%
Adjusted D&A [1]	10,594	10,122	9,722	10,651	10,193	40,688
Adjusted EBITDA - Segment	$83,392	$79,577	$61,593	$77,916	$71,299	$290,385
Adjusted EBITDA %	19.5%	19.5%	18.0%	20.2%	18.1%	19.0%
Fueling Solutions:
Segment earnings (EBIT)	$66,480	$53,498	$47,214	$66,601	$69,661	$236,974
Rightsizing and other costs	58	1,493	868	1,615	2,727	6,703
Adjusted EBIT - Segment	66,538	54,991	48,082	68,216	72,388	243,677
Adjusted EBIT %	17.1%	15.3%	14.7%	17.9%	17.7%	16.5%
Adjusted D&A [1]	19,180	18,339	17,783	18,014	18,225	72,361
Adjusted EBITDA - Segment	$85,718	$73,330	$65,865	$86,230	$90,613	$316,038
Adjusted EBITDA %	22.0%	20.4%	20.2%	22.7%	22.1%	21.4%
Imaging & Identification:
Segment earnings (EBIT)	$56,992	$51,482	$38,046	$51,928	$52,017	$193,473
Rightsizing and other costs	682	264	(527)	99	6,191	6,027
Adjusted EBIT - Segment	57,674	51,746	37,519	52,027	58,208	199,500
Adjusted EBIT %	20.3%	20.2%	16.5%	19.6%	20.2%	19.2%
Adjusted D&A [1]	9,218	8,769	9,224	9,809	10,201	38,003
Adjusted EBITDA - Segment	$66,892	$60,515	$46,743	$61,836	$68,409	$237,503
Adjusted EBITDA %	23.5%	23.6%	20.5%	23.3%	23.8%	22.9%
Pumps & Process Solutions:
Segment earnings (EBIT)	$123,645	$66,079	$67,702	$89,786	$81,709	$305,276
Rightsizing and other (benefits) costs	(2,006)	3,846	4,691	1,771	3,128	13,436
Adjusted EBIT - Segment	121,639	69,925	72,393	91,557	84,837	318,712
Adjusted EBIT %	30.8%	21.9%	23.4%	26.3%	24.4%	24.1%
Adjusted D&A [1]	16,926	16,230	16,816	17,206	17,565	67,817
Adjusted EBITDA - Segment	$138,565	$86,155	$89,209	$108,763	$102,402	$386,529
Adjusted EBITDA %	35.1%	27.0%	28.9%	31.3%	29.5%	29.2%
Refrigeration & Food Equipment:
Segment earnings (EBIT)	$38,117	$23,529	$11,459	$40,159	$27,725	$102,872
Rightsizing and other (benefits) costs	(38)	704	6,016	(971)	726	6,475
(Gain) loss on disposition [2]	—	(6,551)	781	557	—	(5,213)
Adjusted EBIT - Segment	38,079	17,682	18,256	39,745	28,451	104,134
Adjusted EBIT %	10.2%	5.7%	6.2%	10.8%	8.3%	7.9%
Adjusted D&A [1]	11,745	11,548	11,421	12,081	11,491	46,541
Adjusted EBITDA - Segment	$49,824	$29,230	$29,677	$51,826	$39,942	$150,675
Adjusted EBITDA %	13.4%	9.4%	10.1%	14.1%	11.7%	11.4%
Total Segments:
Segment earnings (EBIT) [3]	$354,013	$263,682	$212,123	$313,364	$287,593	$1,076,762
Rightsizing and other costs	2,715	6,668	15,217	4,889	17,397	44,171
(Gain) loss on disposition [2]	—	(6,551)	781	557	—	(5,213)
Adjusted EBIT - Segment [4]	356,728	263,799	228,121	318,810	304,990	1,115,720
Adjusted EBIT % [4]	19.1%	15.9%	15.2%	18.2%	17.1%	16.7%
Adjusted D&A [1]	67,663	65,008	64,966	67,761	67,675	265,410
Adjusted EBITDA - Segment [4]	$424,391	$328,807	$293,087	$386,571	$372,665	$1,381,130
Adjusted EBITDA % [4]	22.7%	19.9%	19.5%	22.1%	20.9%	20.7%

[1] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
2 Q1, Q2, Q3, and FY 2020 includes a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain on the sale of a business for AMS Chino, respectively.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[4] Refer to Non-GAAP Disclosures section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

2021
Q1
Organic
Engineered Products	2.3%
Fueling Solutions	3.0%
Imaging & Identification	3.7%
Pumps & Process Solutions	18.4%
Refrigeration & Food Equipment	18.3%
Total Organic	8.8%
Acquisitions	1.2%
Dispositions	(0.3)%
Currency translation	3.1%
Total*	12.8%
* Totals may be impacted by rounding.

2021
Q1
Organic
United States	6.9%
Other Americas	3.0%
Europe	12.7%
Asia	19.8%
Other	(4.7)%
Total Organic	8.8%
Acquisitions	1.2%
Dispositions	(0.3)%
Currency translation	3.1%
Total*	12.8%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2021 Guidance for Earnings per Share (GAAP)	$5.92		$6.02
Acquisition-related amortization, net		0.73
Rightsizing and other costs, net		0.10
2021 Guidance for Adjusted Earnings per Share (Non-GAAP)	$6.75		$6.85

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2021	2020
	Q1	Q1	Q2	Q3	Q4	FY 2020
Net Cash Flows Provided By (Used In):
Operating activities	$177,184	$75,863	$271,809	$339,247	$417,891	$1,104,810
Investing activities	(29,572)	(230,511)	(67,763)	(64,724)	(118,381)	(481,379)
Financing activities	(124,239)	280,954	(67,458)	(496,832)	(222,954)	(506,290)

Quarterly Free Cash Flow (Non-GAAP)

	2021	2020
	Q1	Q1	Q2	Q3	Q4	FY 2020
Cash flow from operating activities[1]	$177,184	$75,863	$271,809	$339,247	$417,891	$1,104,810
Less: Capital expenditures	(31,260)	(40,172)	(38,999)	(44,393)	(42,128)	(165,692)
Free cash flow	$145,924	$35,691	$232,810	$294,854	$375,763	$939,118

Free cash flow as a percentage of revenue	7.8%	2.2%	15.5%	16.9%	21.1%	14.1%

Free cash flow as a percentage of net earnings	62.7%	20.2%	186.6%	147.2%	206.3%	137.4%

1 FY 2020 cash flow from operating activities reflects benefits from permitted deferrals of tax payments, most significantly in Q2, Q3, and Q4 and advanced payments on contracts, most significantly in Q3.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2021	2020
	Q1	Q1	Q2	Q3	Q4	FY 2020
BOOKINGS

Engineered Products	$528,310	$414,972	$278,373	$381,139	$484,002	$1,558,486
Fueling Solutions	422,668	373,070	311,498	383,902	403,400	1,471,870
Imaging & Identification	293,614	272,604	221,315	266,423	304,756	1,065,098
Pumps & Process Solutions	551,365	369,403	275,872	323,801	365,262	1,334,338
Refrigeration & Food Equipment	537,326	355,157	326,400	449,549	379,393	1,510,499
Intra-segment eliminations	(863)	(375)	(460)	(926)	(425)	(2,186)
Total consolidated bookings	$2,332,420	$1,784,831	$1,412,998	$1,803,888	$1,936,388	$6,938,105

BACKLOG

Engineered Products	$562,557	$453,867	$378,874	$373,458	$463,701
Fueling Solutions	238,822	211,518	199,305	204,574	201,521
Imaging & Identification	198,556	170,119	168,904	171,158	192,785
Pumps & Process Solutions	539,097	397,969	379,090	361,631	390,238
Refrigeration & Food Equipment	677,309	356,133	390,368	472,140	510,498
Intra-segment eliminations	(544)	(159)	(367)	(269)	(192)
Total consolidated backlog	$2,215,797	$1,589,447	$1,516,174	$1,582,692	$1,758,551

Bookings Growth Factors

2021
Q1
Organic
Engineered Products	24.8%
Fueling Solutions	7.3%
Imaging & Identification	0.1%
Pumps & Process Solutions	44.0%
Refrigeration & Food Equipment	50.7%
Total Organic	26.5%
Acquisitions	1.5%
Dispositions	(0.3)%
Currency translation	3.0%
Total*	30.7%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of acquisition-related amortization, rightsizing and other costs, and a gain/loss on disposition. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share represents adjusted net earnings divided by average diluted shares.

Total segment earnings (EBIT) is defined as net earnings before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as net earnings before income taxes, net interest expense, corporate expenses, rightsizing and other costs, and a 2020 gain/loss on disposition. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes these measures are useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of net earnings equals free cash flow divided by net earnings. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.